                                Prospectus Supplement filed under Rule 424(b)(3)
                                                  S-3 Registration No. 333-21475



PROSPECTUS SUPPLEMENT
(to Prospectus dated June 4, 1997)


THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. INFORMATION CONTAINED HEREIN IS SUBJECT TO AMENDMENT.


                               MEDPARTNERS, INC.

                       5,994,594 SHARES OF COMMON STOCK,
                           PAR VALUE $.001 PER SHARE

       The Prospectus, dated June 4, 1997(the "Prospectus"), relating to the offering for resale of up to 5,994,594 shares of Common Stock, par value $.001 per share, of MedPartners, Inc. ("MedPartners"), is hereby supplemented as set forth below.




1. The information set forth opposite the name of TEAM PHYSICIANS Of FLORIDA, P.A. in the table of Selling Holders, as amended pursuant to the Prospectus Supplement filed under Rule 424(b)(3) to Prospectus dated June 4, 1997, is deleted and the following information is inserted in lieu thereof:

              Number of Shares Covered by this Prospectus      101,976
              Number of Shares to be Held After Offering             0
              Percent of Outstanding Shares After Offering           *


2. Jerrold R. Robbins, M.D. is added to the table of Selling Holders on page 15 of the Prospectus, together with the following information as of a recent date prior to the date of this Prospectus Supplement:

              Number of Shares Covered by this Prospectus        8,015
              Number of Shares to be Held After Offering             0
              Percent of Outstanding Shares After Offering           *



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3.   MICHAEL S. SIBLER, M.D. is added to the table of Selling Holders on page
     15 of the Prospectus, together with the following information as of a recent date prior to the date of this Prospectus Supplement:

               Number of Shares Covered by this Prospectus       7,500
               Number of Shares to be Held After Offering            0
               Percent of Outstanding Shares After Offering          *

4. TODD D. OSTROW is added to the table of Selling Holders on page 15 of the Prospectus, together with the following information prior to the date of this Prospectus Supplement:

               Number of Shares Covered by this Prospectus       1,155
               Number of Shares to be Held After Offering            0
               Percent of Outstanding Shares After Offering          *

5. BRAD REID is added to the table of Selling Holders on page 15 of the Prospectus, together with the following information as of a recent date prior to the date of this Prospectus Supplement:

               Number of Shares Covered by this Prospectus      14,354
               Number of Shares to be Held After Offering            0
               Percent of Outstanding Shares After Offering          *

     The date of this Prospectus Supplement is January 26, 1998.



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